As filed with the Securities and Exchange Commission on June 29, 1999.

                                                       Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                   POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               NOVOSTE CORPORATION
             (Exact name of registrant as specified in its charter)

                Florida                                   59-2787476
    (State or other jurisdiction of         (I.R.S. Employer Identification No.)
     incorporation or organization)

        3890 Steve Reynolds Blvd.                           30093
           Norcross, Georgia                              (Zip Code)
(Address of principal executive offices)

           Novoste Corporation Amended and Restated Stock Option Plan
                            (Full title of the plan)

                               WILLIAM A. HAWKINS
                      Chief Executive Officer and President
                               Novoste Corporation
                            3890 Steve Reynolds Blvd.
                             Norcross, Georgia 30093
                     (Name and address of agent for service)

                                 (770) 717-0904
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

===========================================================================================
                                            Proposed        Proposed
                                            maximum         maximum
Title of securities     Amount to be    offering price     aggregate          Amount of
  to be registered       registered       per share(1)  offering price(1)  registration fee
-------------------------------------------------------------------------------------------
Common Stock,
$.01 par value      1,400,000 shares(2)      $20.11        $28,154,000        $7,826.81
===========================================================================================

      (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, on the basis of (i) 990,625 shares underlying outstanding options under the Stock Option Plan at a weighted average exercise price of $19.74 per share and (ii) the 409,375 balance of shares reserved for issuance under the Stock Option Plan at an average aggregate offering price of $21.00 per share, as computed based on the average of the high and low sales prices of the Common Stock reported in the consolidated reporting system on The Nasdaq Stock Market as of June 25, 1999.

      (2) Consists of 1,400,000 shares of Common Stock issuable upon exercise of options granted or to be granted under the Stock Option Plan.

                                     PART I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

            *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

                                     PART II

      INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

            The contents of the Registrant's Registration Statement on Form S-8 (File No. 333-12717) and the Registrant's Post-Effective Amendment No. 1 to Form S-8 (File No. 333-48847) are incorporated by reference in this Registration Statement including, without limitation, the Quarterly Report on Form 10-Q of the Registrant for the fiscal quarter ended March 31, 1999.

                                   SIGNATURES

            The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on this 28th day of June, 1999.

                                             NOVOSTE CORPORATION


                                             By: /s/ William A. Hawkins
                                                 -------------------------------
                                                     William A. Hawkins
                                                   Chief  Executive Officer and
                                                   President

                                POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William A. Hawkins and David N. Gill, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities set forth and on the date indicated.

Signature                        Title                             Date
---------                        -----                             ----


/s/ William A. Hawkins           Chief Executive Officer,          June 28, 1999
--------------------------       President and Director
William A. Hawkins               (Principal Executive Officer)


/s/ David N. Gill                Chief Operating Officer and       June 24, 1999
--------------------------       Chief Financial Officer
David N. Gill                    (Principal Financial
                                 and Accounting Officer)


/s/ Thomas D. Weldon             Chairman of the Board             June 24, 1999
--------------------------       and Director
Thomas D. Weldon


/s/ Norman R. Weldon             Director                          June 23, 1999
--------------------------
Norman R. Weldon, Ph.D.


/s/ Charles E. Larsen            Director                          June 24, 1999
--------------------------
Charles E. Larsen


/s/ Donald C. Harrison           Director                          June 25, 1999
--------------------------
Donald C. Harrison, M.D.


/s/ J. Stephen Holmes            Director                          June 25, 1999
--------------------------
J. Stephen Holmes


/s/ Pieter J. Schiller           Director                          June 24, 1999
--------------------------
Pieter J. Schiller


/s/ Stephen I. Shapiro           Director                          June 23, 1999
--------------------------
Stephen I. Shapiro


/s/ William E. Whitmer           Director                          June 24, 1999
--------------------------
William E. Whitmer

                                INDEX TO EXHIBITS

Exhibit
  No.                             Description
-------                           -----------

   4.1      Copy of the Registrant's Amended and Restated Stock Option Plan.

    5       Opinion of Epstein Becker & Green, P.C.

  23(a)     Consent of Ernst & Young LLP.

  23(b)     Consent of Epstein Becker & Green, P.C. (included in Exhibit 5).

    24 Power of Attorney (included in signature page of this Registration Statement).